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                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported):  March 10, 1998



                         BOSTON SCIENTIFIC CORPORATION
                         -----------------------------
               (Exact name of registrant as specified in charter)

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
DELAWARE                        1-11083                     04-2695240
------------------              -----------                 ------------------
(State or other                 (Commission                 (IRS employer
 jurisdiction of                file number)                identification no.)
 incorporation)
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         ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS  01760-1537
         --------------------------------------------------  ----------
         (Address of principal executive offices)            (Zip code)



     Registrant's telephone number, including area code:    (508) 650-8000

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ITEM 5.  OTHER EVENTS

     On October 6, 1997, Boston Scientific Corporation (the "Company") filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering pursuant to Rule 415 under the Securities Act of 1933, as amended, of up to an aggregate of $500,000,000 in securities of the Company. On October 9, 1997, the Commission declared the Registration Statement effective (File No. 333-37255).

     On February 27, 1998, the Company filed a Preliminary Prospectus Supplement to the Prospectus forming a part of the Registration Statement pursuant to Rule 424(b) under the Securities Act relating to the issuance and sale of an aggregate of $500,000,000 principal amount of unsecured notes, subject to final terms and pricing.

     On March 5, 1998, the Company filed a Final Prospectus Supplement pursuant to Rule 424(b) under the Securities Act relating to the issuance and sale of 6.625% Notes due March 15, 2005 in the aggregate principal amount of $500,000,000. On March 10, 1998, the Company closed this public debt offering.

     A copy of the Underwriting Agreement, Terms Agreement and Notes are attached as exhibits hereto and are incorporated herein and in the Registration Statement by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit Number  Description
--------------  -----------

     1.1 Underwriting Agreement dated March 5, 1998 among Boston Scientific Corporation and Lehman Brothers Inc. and Bear, Stearns & Co., Inc., as Representatives of the several Underwriters

     1.2 Terms Agreement dated March 5, 1998 among Boston Scientific Corporation and Lehman Brothers Inc. and Bear, Stearns & Co., Inc., as Representatives of the several Underwriters

     4.1        6 5/8% Note due March 15, 2005 in the principal amount of
                $200,000,000

     4.2        6 5/8% Note due March 15, 2005 in the principal amount of
                $200,000,000

     4.3        6 5/8% Note due March 15, 2005 in the principal amount of
                $100,000,000

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                                 SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   March 30, 1998          By:  /s/  Lawrence C. Best
                                     ----------------------
                                     Lawrence C. Best
                                     Senior Vice President - Finance &
                                     Administration and Chief Financial Officer